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                                                                     Exhibit 5.1

                       MCDERMOTT, WILL & EMERY LETTERHEAD

                                                                   June 24, 2002

Hewitt Associates, Inc.
100 Half Day Road
Lincolnshire, Illinois 60069

     Re: Registration Statement on Form S-1 File No. 333-84198
         -----------------------------------------------------

Ladies and Gentlemen:

     You have requested our opinion in connection with the above- referenced registration statement (the "Registration Statement"), under which Hewitt Associates, Inc. (the "Company") intends to issue and sell in an initial public offering 11,150,000 shares of class A common stock, par value $.01 per share, of the Company (the "Class A Common Stock"), plus up to an additional 1,672,500 shares of Class A Common Stock which may be issued and sold pursuant to an option granted to the underwriters by the Company to cover over-allotments (collectively, the "Shares").

     In arriving at our opinion expressed below, we have examined the Registration Statement and such other documents as we have deemed necessary to enable us to express the opinion hereinafter set forth. In addition, we have examined and relied, to the extent we deem proper, on certificates of officers of the Company as to factual matters, and on the originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

     This opinion is limited to the General Corporation Law of the State of Delaware.

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     Based upon and subject to the foregoing, we are of the opinion that, the
Shares have been duly authorized and, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the references to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                    Very truly yours,

                                                    /s/ McDermott, Will & Emery